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                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in this Registration Statement on Form S-6 (Registration No. 333-56969) of our reports dated February 11, 2000 and February 12, 1999 relating to the financial statements of MONY America Variable Account L-MONY Custom Equity Master, which appear in such Registration Statement. We also consent to the reference to us under the headings "Independent Accountants" and "Financial Statements in such Registration Statement.


PricewaterhouseCoopers LLP

New York, New York

February 28, 2000